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                                                                   EXHIBIT 10.16

           SOUTHERN CALIFORNIA WATER COMPANY PENSION RESTORATION PLAN



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                       SOUTHERN CALIFORNIA WATER COMPANY
                            PENSION RESTORATION PLAN
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                                TABLE OF CONTENTS


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                                                                                              Page
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ARTICLE I..................................................................................      1
        1.1 - Title........................................................................      1
        1.2 - Purpose......................................................................      1
        1.3 - Definitions..................................................................      1
ARTICLE II.................................................................................      2
        2.1 - Eligibility Requirements.....................................................      3
ARTICLE III................................................................................      3
        3.1 - Payment......................................................................      3
ARTICLE IV.................................................................................      3
        4.1 - Retirement Benefit...........................................................      3
        4.2 - Benefit Limitation...........................................................      4
        4.3 - Payment of Retirement Benefits...............................................      4
        4.4 - Small Benefit................................................................      5
        4.5 - Forfeiture of Benefits.......................................................      5
        4.6 - Spouse Pre-Retirement Death Benefit..........................................      5
ARTICLE V..................................................................................      6
        5.1 - Committee....................................................................      6
        5.2 - Agents.......................................................................      6
        5.3 - Binding Effect of Decisions..................................................      7
        5.4 - Indemnity....................................................................      7
        5.5 - Claim Procedure..............................................................      7
ARTICLE VI.................................................................................      8
        6.1 - Amendments and Termination...................................................      8
        6.2 - Protection of Accrued Benefits...............................................      8
ARTICLE VII................................................................................      9
        7.1 - Unfunded Plan................................................................      9
        7.2 - Unsecured General Creditor...................................................      9
        7.3 - Trust Fund...................................................................     10
        7.4 - Nonassignability.............................................................     10
        7.5 - Limitation on Participants' Rights...........................................     10
        7.6 - Participants Bound...........................................................     11
        7.7 - Receipt and Release..........................................................     11
        7.8 - Federal Law Governs..........................................................     11
        7.9 - Headings and Subheadings.....................................................     12
        7.10 -  Successors and Assigns.....................................................     12



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                        SOUTHERN CALIFORNIA WATER COMPANY
                            PENSION RESTORATION PLAN

        THIS PLAN is adopted, effective the 1st day of January, 1997, by SOUTHERN CALIFORNIA WATER COMPANY, a California corporation ("Company"), and evidences the terms of a Pension Restoration Plan for certain executives.

                               W I T N E S S E T H

                                    ARTICLE I
                         TITLE, PURPOSE AND DEFINITIONS

1.1 - Title.

        This plan shall be known as the "Southern California Water Company Pension Restoration Plan."

1.2 - Purpose.

        The purpose of this Plan is to supplement retirement benefits payable to certain participants in the Southern California Water Company Pension Plan, as amended and in effect from time to time ("Pension Plan") by making up benefits which are reduced by virtue of Sections 401(a)(17) or 415 of the Internal Revenue Code of 1986. No payment shall be made under this Plan which duplicates a benefit payable under any other deferred compensation plan or employment agreement of the Company.

1.3 - Definitions.



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               Unless defined herein, any word, phrase or term used in this Plan with initial capitals shall have the meaning given therefor in the Pension Plan.

               "Company" means Southern California Water Company or any successor corporation by merger, consolidation, or otherwise.

               "Employer" means the Company and any subsidiary or any other member of its consolidated group (for federal tax purposes) designated by the Board of Directors to participate in the Plan.

               "Eligible Employee" means each individual who meets each of the following requirements: (1) he or she is an officer of the Employer; (2) he or she is a participant in the Pension Plan; (3) his or her Pension Plan benefits are reduced by the application of Sections 401(a)(17) or 415 of the Code; and
(4) he or she is designated as an Eligible Employee by the Board of Directors.

               "Participant" means any Eligible Employee who is eligible for participation in this Plan as specified in Section 2.1.

               "Plan" means the Southern California Water Company Pension Restoration Plan as set forth in this Agreement and all subsequent amendments hereto.

               "Plan Year" means the calendar year.

                                   ARTICLE II
                                  PARTICIPATION



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2.1 - Eligibility Requirements.

        An Employee who is an Eligible Employee shall become a Participant on the later of the date he or she becomes vested under the Pension Plan or becomes an Eligible Employee.

                                   ARTICLE III
                               PAYMENT OF BENEFITS

3.1 - Payment.

        There shall be no funding of any benefit which may become payable hereunder. The Company may, but is not obligated to, invest in any assets or in life insurance policies which it deems desirable to provide assets for payments under this Plan but all such assets or life insurance policies shall remain the general assets of the Company. In connection with any such investments and as a condition of further participation in this Plan, Participants shall execute any documentation reasonably requested by the Company.

                                   ARTICLE IV
                               RETIREMENT BENEFITS

4.1 - Retirement Benefit.

        Subject to Section 4.3, a Participant's retirement benefit under this Plan shall equal the excess of A over B where:



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        A equals the Participant's vested retirement benefit under the Pension
        Plan, commencing on the date benefits commence under the Pension Plan, and payable in form of benefit elected by the Participant (and spouse, if applicable) under the Pension Plan, calculated by ignoring Sections 401(a)(17) and 415 of the Code (and the Pension Plan provisions implementing those Code sections), and

        B equals the vested retirement benefit actually payable under the Pension Plan, commencing on the date benefits commence under the Pension Plan, and payable in form of benefit elected by the Participant (and spouse, if applicable) under the Pension Plan.

4.2 - Benefit Limitation.

        Notwithstanding any other provisions of the Plan, in the event that any benefit provided under this agreement would, in the opinion of counsel for the Company, not be deductible in whole or in part in the calculation of the federal income tax of the Company by reason of Section 280G of the Internal Revenue Code of 1986 (the "Code"), the aggregate benefits provided hereunder shall be reduced so that no portion of any amount which is paid to the Participant or Beneficiary is not deductible for tax purposes by reason of Section 280G of the Code.

4.3 - Payment of Retirement Benefits.

        Upon a Participant's commencement of benefits under the Pension Plan, the Employer shall commence to pay to such retired Participant (or beneficiary, if applicable, after



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the Participant's death) the monthly retirement benefit to which the Participant is entitled under this Plan, commencing on the date benefits commence under the Pension Plan, and payable in form of benefit elected by the Participant (and spouse, if applicable) under the Pension Plan. No benefits shall be payable under this Plan while the Participant is an Employee.

4.4 - Small Benefit.

        Notwithstanding any other provision or provisions of this Plan to the contrary, if any benefit hereunder is for an amount of less than fifty dollars per month, such benefit shall instead be paid in a lump sum which is the Actuarial Equivalent of such monthly benefit.

4.5 - Forfeiture of Benefits.

        Notwithstanding any provision of this Plan to the contrary, no benefits shall be payable under this Plan with respect to any Participant if the Participant confesses to, is convicted of, or pleads no contest to, any act of fraud, theft or dishonesty arising in the course of, or in connection with, his or her employment with the Employer.

4.6 - Spouse Pre-Retirement Death Benefit.

        If a Participant's spouse is entitled to a pre-retirement death benefit under Section 4.12 of the Pension Plan, the monthly benefit, if any, payable upon the death of a Participant to the Participant's spouse, commencing upon the date that monthly benefits to such spouse commence under Section 4.12 of the Pension Plan and payable for the period such benefit is payable under the Pension Plan, shall be equal to the excess, if any, of:



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        (a) The monthly death benefit determined in accordance with Section 4.12 of the Pension Plan, calculated by ignoring Sections 401(a)(17) and 415 of the Code (and the Pension Plan provisions implementing those Code sections),

                                      over

        (b) The amount of the monthly spouse death benefit payable to the Participant's spouse pursuant to Section 4.12 of the Pension Plan.


No benefits under this Section 4.7 shall be paid if the benefits payable pursuant to any other provisions of this Article IV have already commenced.

                                    ARTICLE V
                                    COMMITTEE

5.1 - Committee.

        This Plan shall be administered by the Committee. The Committee shall have the authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions, including interpretations and constructions of this Plan as may arise in connection with the Plan. The Committee shall also have all rights and duties set forth in Section 6.3 of the Pension Plan. The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan. The Committee members may be Participants under this Plan.

5.2 - Agents.



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        The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

5.3 - Binding Effect of Decisions.

        The decision or action of the Committee in respect of any questions arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

5.4 - Indemnity.

        To the extent permitted by applicable federal and state laws the Company shall indemnify and save harmless the Board of Directors, the Committee and each member of each thereof, and any employee appointed pursuant to Section 5.2, against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims, arising out of their discharge in good faith of responsibilities under or incident to the Plan, excepting only expenses and liabilities arising out of willful misconduct or gross negligence. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under state law.

5.5 - Claim Procedure.



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        The entire claim procedure set forth in Section 6.3(g) of the Pension
Plan, as amended from time to time, is hereby incorporated by reference.

                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

6.1 - Amendments and Termination.

        The Company shall have the right to amend this Plan (and to amend or cancel any amendments) from time to time by resolution of the Board of Directors. Such amendment shall be stated in an instrument in writing, executed by the Company in the same manner as this Plan. The Company also reserves the right to terminate this Plan at any time by resolution of the Board of Directors.

6.2 - Protection of Accrued Benefits.

        This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Eligible Employee (or any other employee) or a consideration for, or an inducement or condition of employment for the performance of services by any Eligible Employee or employee. Although the Company reserves the right to amend or terminate this Plan at any time and, subject at all times to the provisions of Section 4.3, no such amendment or termination shall result in the forfeiture of benefits accrued pursuant to this Plan as of the date of termination. The benefits accrued at that time shall be the lesser of (1) the benefit that would be payable if the Participant terminated employment on the date of



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termination, or (2) the benefit that would be payable at actual retirement under the Pension Plan (or death, if earlier) if this Plan were terminated.

                                   ARTICLE VII
                                  MISCELLANEOUS

7.1 - Unfunded Plan.

        All benefits due under this Plan to a Participant shall be paid by the Employer that employed that Participant. This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees" within the meaning of
Section 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

7.2 - Unsecured General Creditor.

        In the event of an Employer's insolvency, Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of Employer, nor shall they be beneficiaries of, or have any rights, claims or interest in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Employer. In that event, any and all of Employer's assets and policies shall be, and remain, unrestricted by the provisions of this Plan. An Employer's obligation under the Plan shall be that of an unfunded and unsecured promise of Employer to pay money in the future.



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7.3 - Trust Fund.

        Each Employer shall be responsible for the payment of all benefits provided under the Plan to Participants employed by it. At its discretion, the Company may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.

7.4 - Nonassignability.

        None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor, nor shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he may expect to receive, contingently or otherwise, under this agreement.

7.5 - Limitation on Participants' Rights.

        Participation in this Plan shall not give any Eligible Employee the right to be retained in the Employer's employ or any right or interest in the Plan other than as herein



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provided. The Employer reserves the right to dismiss any Eligible Employee without any liability for any claim against the Employer, except to the extent provided herein.

7.6 - Participants Bound.

        Any action with respect to this Plan taken by the Committee or by the Company, or any action authorized by or taken at the direction of the Committee or the Company, shall be conclusive upon all Participants and Beneficiaries entitled to benefits under the Plan.

7.7 - Receipt and Release.

        Any payment to any Participant or Beneficiary in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer and the Committee, and the Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or Beneficiary is determined by the Committee to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Committee may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Committee or the Company to follow the application of such funds.

7.8 - Federal Law Governs.

        This Plan shall be construed, administered, and governed in all respects under federal law (except as otherwise provided by Section 5.4), and to the extent that federal law is inapplicable, under the laws of the State of California, provided, however, that if any provision is



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susceptible to more than one interpretation, such interpretation shall be given thereto as consistent with this Plan being an unfunded plan described in Section
7.1. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

7.9 - Headings and Subheadings.

        Headings and subheadings in this agreement are inserted for convenience of records only and are not to be considered in the construction of the provisions hereof.

7.10 - Successors and Assigns.

        This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.



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        IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officers and the corporate seal to be hereunto affixed this ____ day of ________________, 1997.

                                       SOUTHERN CALIFORNIA WATER COMPANY



                                       By ________________________________



                                       By ________________________________


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